UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2017

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (the “Amendment”) amends the current report dated May 18, 2017 filed by Discovery Communications, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 18, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 18, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency in which it will conduct future stockholder votes to approve, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”). No other changes have been made to the Original Form 8-K

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 18, 2017, the Company held its 2017 Annual Meeting of Stockholders. The stockholders were asked to consider and vote upon, among other matters, an advisory vote on the frequency in which the Company will conduct future say-on-pay votes. As previously reported, the stockholders voted as follows:
Stockholders voted, on an advisory basis, to recommend that the advisory vote on Named Executive Officer compensation be held every three years, as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
102,433,816	90,718	158,242,082	271,177	11,918,152

On September 13, 2017, the Board of Directors (the “Board”) of the Company considered the foregoing advisory vote. In light of such vote, the Board has decided that the Company will solicit, in its proxy materials, an advisory vote on say-on-pay, every three years. The Board’s decision regarding the frequency of the stockholder say-on-pay vote will remain in effect until such time as a new frequency vote is required.
The information reported until Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2017 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: September 15, 2017	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer